EXHIBIT 16.1
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December 15, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of The First Connecticut Capital Corporation dated December 15, 2000.


Yours truly,

/s/ Deloitte & Touche LLP
Stamford, Connecticut